UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2008
TRIAD FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

California	333-65107	33-0356705

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7711 Center Avenue, Suite 390
Huntington Beach, California	92647

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 373-8300
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Section 8 — Other Events
     Item 8.01 Other Events.
          On December 16, 2008, Triad Financial Corporation, or the Company, successfully completed its offer to purchase for cash up to $90,000,000 aggregate principal amount of its outstanding 11.125% Senior Notes due 2013 (CUSIP Nos. 895797AB4 and 895797AC2), or the Notes, on the terms set forth in the Offer to Purchase dated November 17, 2008 and the accompanying Letter of Transmittal.
          The tender offer expired at 12:00 midnight, New York City time, on December 15, 2008, or the Expiration Date. The Company was informed by the depositary for the tender offer that $89,078,000 aggregate principal amount of outstanding Notes were validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on December 1, 2008, or the Early Tender Date, and $300,000 aggregate principal amount of outstanding Notes were validly tendered and not validly withdrawn after the Early Tender Date but prior to the Expiration Date. On December 16, 2008, the Company accepted for payment all Notes that were validly tendered and not validly withdrawn and made payment of $72,730,313 to the depositary for the accepted Notes.
          Jefferies & Company, Inc. acted as Dealer Manager for the tender offer.
          The tender offer was made solely by means of the Offer to Purchase and Letter of Transmittal. Under no circumstances shall this Current Report on Form 8-K constitute an offer to purchase or the solicitation of an offer to sell the Notes or any other securities of the Company.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triad Financial Corporation, a California corporation

Date: December 17, 2008	By:	/s/ TIMOTHY M. O’CONNOR
	Name:	Timothy M. O’Connor
	Title:	Senior Vice President

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